                                                                    Exhibit 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



     As independent public accountants, we hereby consent to the incorporation by reference in the Registration Statements on Form S-8 related to the stock incentive plans of The Wiser Oil Company (Nos. 33-62441, 333-22525, 333-15083 and 333-29973) of our report dated March 22, 2002 appearing on page F-2 of this Annual Report on Form 10/K.



/s/ ARTHUR ANDERSEN LLP
Arthur Andersen LLP

Dallas, Texas
March 27, 2002